SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
July 30, 2002

Pinnacle Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12707	72-1370314

(Commission File No.)	(IRS Employer Identification No.)

1811 Second Avenue, Jasper, Alabama	35502-1388

(Address of principal executive offices)	(Zip Code)

(205) 221-4111

(Registrant’s telephone number including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     Effective July 30, 2002, Pinnacle Bancshares, Inc. (the “Company”) dismissed its independent accountants, Arthur Andersen LLP (“Andersen”), and appointed KPMG LLP (“KPMG”) as its new independent accountants. This determination followed the Company’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Andersen and to retain KPMG was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee. Andersen’s report on the Company’s 2001 financial statements was issued in February 2002, in conjunction with the filing of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

     During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 30, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 30, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

     The Company requested Andersen to furnish a letter adressed to the Board of Directors of the Company stating whether Andersen agrees with the above statements. The Company has been informed that Andersen is no longer providing such letters.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	August 2, 2002	PINNACLE BANCSHARES, INC.

		By:	/s/ Robert B. Nolen, Jr. President and Chief Executive Officer